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                                                                   EXHIBIT 10.02

                             THIRD AMENDMENT TO THE
                             COMSHARE, INCORPORATED
                          DIRECTORS' STOCK OPTION PLAN

         Pursuant to resolutions adopted by the Board of Directors of Comshare, Incorporated on August 14, 2001 and subject to shareholder approval at the Annual Meeting of Shareholders on November 19, 2001, the Comshare, Incorporated Directors' Stock Option Plan (the "Plan") is hereby amended as set forth below.

         1. Effective November 19, 2001, the second sentence in Section 2.1(a) of the Plan ("Initial Grant") is amended and restated in its entirety to read as follows:

                  Any Nonemployee Director who is first elected or appointed after the Effective Date shall receive an Option to purchase 15,000 shares of the Company's Common Stock on the date of the first Directors meeting following his or her election or appointment, provided that such Nonemployee Director is still serving on the Board as of such date.

         2. Effective November 19, 2001, the first sentence in Section 2.1(b) of the Plan ("Subsequent Grants") shall be amended and restated in its entirety to read as follows:

                  After the initial grant and during the term of the Plan, a Nonemployee Director who has been a Director for six months before the January 1 following the date of an Annual Meeting of Stockholders, automatically shall be granted, as of the January 1 following the Annual Meeting, an additional Option to purchase 10,000 shares of the Company's Common Stock, provided that the Nonemployee Director is still serving on the Board as of such January 1.

         THIS THIRD AMENDMENT to the Comshare, Incorporated Directors' Stock Option Plan is executed on this 18th day of October, 2001.


                                        COMSHARE, INCORPORATED



                                        By:      /s/ Brian J. Jarzynski
                                                 -------------------------------
                                                 Vice President, Chief Financial
                                                 Officer and Treasurer